                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BIO-IMAGING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        BIO-IMAGING TECHNOLOGIES, INC.
                             830 BEAR TAVERN ROAD
                        WEST TRENTON, NEW JERSEY 08628

To Our Stockholders:

  You are most cordially invited to attend the 1997 Annual Meeting of Stockholders of Bio-Imaging Technologies, Inc. at 9:00 A.M., local time, on Friday, January 31, 1997, at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania.

  The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

  It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

  Thank you for your continued support.

                                          Sincerely,

                                          James J. Conklin, M.D.
                                          Chairman of the Board and Chief
                                          Scientific Officer

                        BIO-IMAGING TECHNOLOGIES, INC.
                             830 BEAR TAVERN ROAD
                        WEST TRENTON, NEW JERSEY 08628

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 31, 1997

  The Annual Meeting of Stockholders (the "Meeting") of BIO-IMAGING TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, on Friday, January 31, 1997, at 9:00 A.M., local time, for the following purposes:

    (1) To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

    (2) To consider and vote upon the approval of a proposed amendment to the Company's 1991 Stock Option Plan, as amended, to increase the number of shares of Common Stock, $0.00025 par value ("Common Stock"), reserved for issuance upon the exercise of options granted under such plan from 1,800,000 to 2,400,000 shares;

    (3) To ratify the appointment of Goldstein, Golub, Kessler & Company, P.C. as independent auditors for the year ending September 30, 1997; and

    (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

  Holders of Common Stock and Series A Preferred Stock, $0.00025 par value, of record at the close of business on December 20, 1996 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 830 Bear Tavern Road, West Trenton, New Jersey 08628 and at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          Robert J. Phillips
                                          Assistant Secretary

West Trenton, New Jersey
December 30, 1996

       THE COMPANY'S 1996 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                        BIO-IMAGING TECHNOLOGIES, INC.
                             830 BEAR TAVERN ROAD
                            WEST TRENTON, NJ 08628

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bio-Imaging Technologies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, January 31, 1997, (the "Meeting") at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.00025 par value ("Common Stock"), and Series A Preferred Stock, $0.00025 par value ("Series A Stock"), as of the close of business on December 20, 1996, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,018,550 shares of Common Stock issued and outstanding and entitled to vote and 416,667 shares of Series A Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. Each share of Series A Stock is entitled to one vote on any matter presented at the Meeting. The aggregate number of votes entitled to be cast at the Meeting is 6,435,217. The holders of all classes of stock will vote as a single class.

  If proxies in the accompanying form are properly executed and returned, the Common Stock and Series A Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock and Series A Stock represented by the proxies will be voted (i) FOR the election of the seven nominees named below as Directors, (ii) FOR a proposal to amend the Company's 1991 Stock Option Plan, as amended (the "Plan"), to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 1,800,000 to 2,400,000 shares, (iii) FOR the ratification of the appointment of Goldstein, Golub, Kessler & Company, P.C. as independent auditors for the year ending September 30, 1997, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

  The presence, in person or by proxy, of holders of Common Stock and Series A Stock, in the aggregate, having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock and Series A Stock, in the aggregate, represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of Stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy.

  Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

  This Proxy Statement, together with the related proxy card, is being mailed to the Stockholders of the Company on or about December 30, 1996. The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 1996 ("Fiscal 1996"), including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all Stockholders of record as of December 20, 1996. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of December 20, 1996.

                             ELECTION OF DIRECTORS

  At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

  It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

  The current Board of Directors and nominees for election to the Board are as follows:

                               SERVED AS A
NAME                      AGE DIRECTOR SINCE                  POSITIONS WITH THE COMPANY
----                      --- --------------                  --------------------------
James J. Conklin, M.D...   54      1990      Chairman of the Board, Chief Scientific Officer and Director
Donald W. Lohin.........   51      1996      President and Chief Executive Officer and Director
Jeffrey H. Berg,
 Ph.D. .................   53      1994      Director
Charles C. Harwood,
 Jr. ...................   43      1994      Director
Jeffrey S. Hurwitz,
 Esq. ..................   36      1994      Director
Harris Koffer,
 Pharm.D................   43      1995      Director
James A. Taylor, Ph.D...   57      1994      Director

  The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

  Dr. Conklin has been a Director of the Company since 1990, its Chairman since October 1992 and its Chief Scientific Officer since January 1994. Dr. Conklin was Chief Executive Officer of the Company from October 1991 until January 1994. He was a founder and Chief Executive Officer of Oxford Bio-Imaging Research, Inc. ("Oxford"). Oxford was acquired by the Company in October 1991. Prior to that, from 1988 to 1990, Dr. Conklin was Vice President, Product Development and Clinical Research and Development at Cytogen Corp., in Princeton, New Jersey. Before joining Cytogen Corp., from 1986 to 1988, he was Project Leader of Tumor, Cardiovascular Imaging and Infectious Disease Programs at Centocor, Inc. in Malvern, Pennsylvania.
Dr. Conklin is board certified in both internal medicine and nuclear medicine and is an Adjunct Associate Professor of Radiology at Temple University School of Medicine in Philadelphia.

  Mr. Lohin joined the Company in January 1996 as President and Chief Executive Officer. Prior to joining the Company, from January 1995 to January 1996, Mr. Lohin was president and COO of the Faxon Company, a global information services company. Prior to that, from January 1993 to December 1994, he was Vice President and COO of Acsys, Inc. a multi-division, global networking products venture. From January 1989 to December 1992, Mr. Lohin also served as Senior Vice President and COO of Wicat Systems, a computer-based education and training multimedia company, and, from July 1987 to January 1989, was Vice President, CFO and Treasurer of Cullinet Software, Inc., an applications and database software firm.

  Dr. Berg has been a Director of the Company since January 1994, has been a senior research analyst for MH Meyerson, a brokerage firm, since September 1994 and has been President of Health Care Insights, a healthcare research and consulting firm, since March 1991. While President of Health Care Insights, from January 1994 to June 1995, Dr. Berg also served as a financial analyst for GKN Securities Corp. ("GKN"), an investment banking firm which served as the underwriter in the Company's June 1992 public offering, and was a financial analyst from March 1992 until December 1992 for Chicago Corporation, a brokerage firm. Prior to that, Dr. Berg was a financial analyst for William
K. Woodruff & Co., an investment bank, from February 1990. Dr. Berg served as Vice President, Research for J.C. Bradford & Co., an investment bank, from June 1987 to January 1990. From 1981 to June 1987, Dr. Berg was Vice President, Health Care Division of PA Consulting Services, Inc., a high technology consulting firm. Prior to that, Dr. Berg was employed in various capacities with Johnson & Johnson and Ortho Pharmaceutical Corporation. Dr. Berg also is a member of the Board of Directors of Allou Health and Beauty Care, Life Quest Medical, IMX Corporation and Biologix International and is a member of the Compensation Committees of Life Quest Medical and Allou Health and Beauty Care.

  Mr. Harwood has been a Director of the Company since November 1994 and has been Corporate Senior Vice President and Chief Financial Officer of Covance, Inc., a successor to a subsidiary of Corning Pharmaceutical Services Inc. ("CPS"), since July 1996. From November 1994 to July 1996, Mr. Harwood was Vice President and Chief Financial Officer of CPS. Prior to that, he served as Executive Director Finance, Treasurer and Controller of CPS since May 1993. From January 1993 to May 1993, Mr. Harwood was Chief Financial Officer and Vice President of Finance with Integrated Telecom Technologies, Inc. Prior to such position, he was President of Pembroke Development Company, Inc., a commercial real estate firm, since May 1988.

  Mr. Hurwitz has been a Director of the Company since November 1994 and has been General Counsel and Secretary of CPS since October 1993 and Vice President of CPS since January 1995. From August 1991 to October 1993, Mr. Hurwitz was Assistant Counsel of Corning Life Sciences Inc. From August 1991 to May 1992, Mr. Hurwitz also was an Assistant Counsel of Corning Inc. From September 1985 to 1991, he was an associate attorney at the law firm of Shearman & Sterling.

  Dr. Koffer has been a Director of the Company since March 1995 and has been Senior Vice President and General Manager of Corning Besselaar since March 1995. Prior to joining Corning Besselaar, Dr. Koffer served as President of Corning PACT from December 1992 until March 1995, and as Senior Vice President of Corning PACT from January 1990 to December 1992.

  Dr. Taylor has been a Director of the Company since October 1994, has been a partner at Merchant-Taylor International, a bio-pharmaceutical consulting firm, since May 1995 and has been President of Taylor Associates, a regulatory and product development consulting firm since late 1992. From 1987 to 1992, Dr. Taylor was Vice President and Chief Regulatory Officer of ImmunoGen Inc., a pharmaceutical company. From 1983 to 1987, he was Vice President, Regulatory Affairs of Carter-Wallace, Inc. Prior to that, Dr. Taylor was employed in various capacities by ICI Pharmaceuticals for four years and Pfizer Central Research for 12 years.

  None of the Company's Directors are related to any other Director or to any executive officer of the Company. Until June 18, 1997, the Company has agreed to recommend and use its best efforts to cause the election of a designee of GKN, the underwriter in the Company's June 1992 public offering, if GKN so requests. Such designee will, at the option of GKN, be nominated for election as a member of the Company's Board of Directors. GKN's designee to serve as a member of the Board of Directors is Dr. Jeffrey H. Berg. The Company also has agreed to take all actions necessary to nominate and cause the election to the Board of Directors of three designees of CPS, a substantial shareholder of the Company. Such obligation terminates at such time as CPS owns less than 200,000 shares of Common Stock. CPS' designees to the Board of Directors are Charles
C. Harwood, Jr., Jeffrey S. Hurwitz and Harris Koffer. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

  Each of Richard S. Serbin, a former officer and Director of the Company, and Theodore Cohn, a former Director of the Company, have agreed, for so long as Dr. Conklin is employed by the Company pursuant to an employment contract (see "EXECUTIVE COMPENSATION--Employment Contracts, Termination of Employment, and Change-in-Control Arrangements"), to vote their shares in favor of Dr. Conklin's election to the Board of Directors. Dr. Conklin has agreed, until December 31, 1997, to vote his shares in favor of the election to the Board of Directors of CPS' designees to the Board. CPS has agreed, until December 31, 1997, to vote its shares in favor of Dr. Conklin's election to the Board of Directors. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

  The Board of Directors has a Compensation/ISO Committee which makes recommendations concerning salaries and incentive compensation for management and employees of the Company and which administers the Plan. The Compensation/ISO Committee currently consists of Drs. Taylor and Berg. The Compensation/ISO Committee was established in January 1993 and held one meeting in Fiscal 1996. There were 11 meetings of the Board of Directors during Fiscal 1996. Other than Mr. Harwood and Drs. Koffer and Taylor, each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the Compensation/ISO Committee on which he served during the period, if applicable. Nasdaq currently is proposing the application of the Nasdaq National Market criteria to companies listed on the Nasdaq SmallCap Market. The application of such criteria to the Company would require the Board of Directors of the Company to re-establish an Audit Committee, which the Company intends to do in the event the Nasdaq National Market listing requirements are extended to companies listed on the Nasdaq SmallCap Market.

COMPENSATION OF DIRECTORS

  Non-employee members of the Board of Directors, other than the CPS designees, and members of the Compensation/ISO Committee receive cash compensation of $1,500 per day and $1,000 per day, respectively, for each Board meeting and each Compensation/ISO Committee meeting attended. The Company has granted, pursuant to the Plan and subject to certain conditions (including, without limitation, conditions relating to vesting and retention), to each of Drs. Berg and Taylor options to purchase 5,000 shares (at an exercise price of $1.25 and $1.125, respectively, per share) for their participation on the Board. All of the Directors are reimbursed for their expenses for each Board meeting and each Compensation/ISO Committee meeting attended.

                              EXECUTIVE OFFICERS

  The following table identifies the current executive officers of the
Company:

                                           CAPACITIES IN           IN CURRENT
NAME                           AGE         WHICH SERVED          POSITION SINCE
----                           --- ----------------------------- ---------------
Donald W. Lohin............... 51  President and Chief           January 1996
                                   Executive Officer and
                                   Director
James J. Conklin, M.D......... 54  Chairman of the Board,        January 1994
                                   Chief Scientific Officer      (Chairman of
                                   and Director                  the Board since
                                                                 October 1992)
Robert J. Phillips(1)......... 34  Vice President and            March 1995
                                   Chief Financial Officer
Richard S. Mink(2)............ 44  Senior Vice President and     October 1996
                                   General Manager of
                                   Marketing Information
                                   Services Division
Anthony P. Nowicki(3)......... 54  Senior Vice President and     October 1996
                                   General Manager of
                                   Data Management and
                                   Information Services Division

--------
(1) Mr. Phillips, a certified public accountant, joined the Company in July 1992 and served as Senior Accountant until May 1993 when he was appointed Controller. In March 1995, he was elected to his current position. Prior to joining the Company, he was a Senior Accountant with BDO Seidman, an international accounting firm.
(2) Mr. Mink joined the Company in October 1996 as Senior Vice President and General Manager of Marketing Information Services Division. Prior to joining the Company, from March 1995 to September 1996, Mr. Mink acted as a medical technology marketing consultant to early stage medical technology companies. Prior to that, from August 1994 to March 1995, Mr. Mink served as Executive Vice President, Surgical Specialties Division, for Medchem Products, Inc. and from July 1993 to August 1994, as Vice President, Worldwide Marketing and Sales, for Life Medical Sciences, the predecessor company to Medchem Products, Inc. Prior to that, from August 1977 to July 1993, Mr. Mink served in various capacities at Becton Dickinson Company.
(3) Mr. Nowicki joined the Company in October 1996 as Senior Vice President and General Manager of Data Management and Information Services Division. Prior to joining the Company, from July 1992 to October 1996, Mr. Nowicki acted as a consultant for the Nova Group, a business operations consulting firm. Prior to that, from May 1988 to July 1992, he served as Vice President--Operations of Wicat Systems, a computer-based education and training multimedia company.

  None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                            EXECUTIVE COMPENSATION

 Summary of Compensation in Fiscal 1996

  The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during Fiscal 1996 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended September 30, 1994, 1995 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                          ANNUAL    COMPENSATION
                                                       COMPENSATION    AWARDS
                                                       ------------ ------------
                                                                     SECURITIES
                                                                     UNDERLYING
                                                          SALARY      OPTIONS
NAME AND PRINCIPAL POSITION                       YEAR     ($)          (#)
            (A)                                   (B)      (C)          (G)
---------------------------                       ---- ------------ ------------
    Donald W. Lohin.............................. 1996   117,115      250,000
     President and                                1995       --           --
     Chief Executive Officer(1)                   1994       --           --
    Rex D. Bright................................ 1996    61,875       20,000
     Interim President and Chief                  1995       --        60,000(3)
     Executive Officer(2)                         1994       --           --
    James J. Conklin, M.D. ...................... 1996   150,000       20,000
     Chairman and Chief                           1995   200,000      206,000(5)
     Scientific Officer(4)                        1994   180,000       50,000
    Robert J. Phillips........................... 1996   104,539       10,000
     Vice President and Chief                     1995    93,077       20,000
     Financial Officer                            1994    66,270       15,000

--------
(1) Donald W. Lohin entered into an Employment Agreement with the Company in January 1996. See""--Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."
(2) Rex D. Bright was employed as Interim President and Chief Executive Officer of the Company until January 31, 1996 when he resigned upon the successful recruitment and employment of Donald W. Lohin.
(3) Pursuant to Mr. Bright's Employment Agreement, 25,000 of such options have expired. See "--Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."
(4) James J. Conklin, M.D., was Chief Executive Officer of the Company through January 26, 1994. Effective September 30, 1995, Dr. Conklin and the Company entered into an amendment to Dr. Conklin's employment agreement. See "--Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."
(5) Includes 136,000 stock options granted prior to fiscal 1995 and subject to repricing by the Board of Directors during fiscal 1995.

 Option Grants in Fiscal 1996

  The following table sets forth information concerning individual grants of stock options made pursuant to the Plan during Fiscal 1996 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                   --------------------------------------------
                                            PERCENT OF
                                           TOTAL OPTIONS
                                   OPTIONS  GRANTED TO   EXERCISE OR
                                   GRANTED EMPLOYEES IN  BASE PRICE  EXPIRATION
NAME                               (#)(1)   FISCAL YEAR    ($/SH)       DATE
  (A)                                (B)        (C)          (D)        (E)
-----                              ------- ------------- ----------- ----------
Donald W. Lohin................... 250,000     61.5%        $0.63     1/31/06
Rex D. Bright.....................  20,000      4.9          0.75     1/31/06
James J. Conklin, M.D.............  20,000      4.9          0.75     1/31/06
Robert J. Phillips................  10,000      2.5          0.75     1/31/06

--------
(1) For a description of the material terms of the Plan, see "Proposed Amendment to the 1991 Stock Option Plan."

 Aggregated Option Exercises in Fiscal 1996 and Fiscal Year End Option Values

  The following table sets forth information concerning each exercise of options during Fiscal 1996 by each of the Named Executives and the fiscal year end value of unexercised in-the-money options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                     VALUE
                                                    NUMBER OF     UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                                                    OPTIONS AT     OPTIONS AT
                                                      FISCAL         FISCAL
                               SHARES                YEAR-END       YEAR-END
                             ACQUIRED ON  VALUE        (#)           ($)(1)
                              EXERCISE   REALIZED  EXERCISABLE/   EXERCISABLE/
NAME                             (#)       ($)    UNEXERCISABLE  UNEXERCISABLE
  (A)                            (B)       (C)         (D)            (E)
-----                        ----------- -------- -------------- --------------
Donald W. Lohin.............     --        --     50,000/200,000 $18,500/74,000
Rex D. Bright...............     --        --      55,000/10,000 $  4,100/2,500
James J. Conklin, M.D.......     --        --     266,000/10,000 $  5,700/2,500
Robert J. Phillips..........     --        --       48,150/7,350 $  4,050/1,250

--------
(1) Based on a fiscal year end fair market value of the underlying securities equal to $1.00.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

  Donald W. Lohin commenced his employment with the Company on January 31, 1996 as President and Chief Executive Officer and was duly elected to the Company's Board of Directors by the Board pursuant to the Company's By-laws on such date. Mr. Lohin entered into an employment agreement with the Company on January 30, 1996 which agreement expires on January 30, 1998. Under such agreement, he receives an annual base salary of $175,000. In connection therewith, Mr. Lohin also was awarded options to purchase 250,000 shares of Common Stock of the Company.

  Rex D. Bright resigned as Interim President and Chief Executive Officer and Director of the Company on January 31, 1996 upon the successful recruitment and employment by the Company of Mr. Lohin. Prior to Mr. Bright's resignation, in February 1995, Rex D. Bright entered into an agreement with the Company to serve as the Company's Interim President and Chief Executive Officer. Under the agreement, Mr. Bright was compensated at a rate of $1,500 per day worked at the Company's offices or other approved locations and $1,250 per day worked at certain other approved locations. Mr. Bright was compensated for such services during Fiscal 1996 in the aggregate amount of $61,875. In addition, Mr. Bright's employment agreement provided for the grant by the Company of 50,000 incentive stock options which vested according to a timetable based on the recruitment and hiring by the Company of a President and Chief Executive Officer to succeed Mr. Bright. Pursuant to such agreement, 25,000 of such options have vested and 25,000 of such options have expired.

  James J. Conklin, M.D. entered into an employment agreement with the Company in June 1992, which agreement expires in June 1997. Under such original agreement, he received an annual base salary of $165,000 in Fiscal 1993, such base salary to increase annually in increments of $15,000 to $22,000 reaching a maximum of $242,000. The original agreement provided further that the Board of Directors of the Company may award Dr. Conklin a bonus of up to 30% of his base salary, which may be contingent upon the Company's attainment of certain performance goals. However, effective September 30, 1995, Dr. Conklin and the Company agreed to amend such employment agreement. Pursuant to such amendment, Dr. Conklin agreed to reduce his annual salary for each of the remaining years of the agreement to $150,000 per year in consideration of the repricing of certain options held by Dr. Conklin. In addition, the amendment provides that Dr. Conklin is entitled to a bonus at the sole discretion of the Board of Directors and an automobile allowance of $600 per month.

  In addition to the provisions in the above-described agreements requiring each of Messrs. Bright and Lohin and Dr. Conklin to maintain the confidentiality of the Company's proprietary information, each of Mr. Lohin and Dr. Conklin has agreed, for a period of 18 months in the case of Mr. Lohin, and two years in the case of Dr. Conklin, after the term of his respective employment agreement, that he will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company. Each of Mr. Lohin's and Dr. Conklin's employment agreement provides for the continuation of salary and benefits during such period of non-competition under certain circumstances.

  Dr. Conklin's employment agreement also provides that in the event of his termination without cause, as defined in such employment agreement, in addition to any amounts payable or benefits provided for during periods of non-competition as described above, Dr. Conklin is entitled to receive his salary for a period of two years thereafter, as such salary was determined under the original employment agreement. In addition, Dr. Conklin would be entitled to a lump sum payment equivalent to the aggregate salary forgone by Dr. Conklin pursuant to the September 1995 amendment. In such event, Dr. Conklin would also be entitled to employee benefits for the remainder of the term of his employment agreement.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

  There are, as of November 30, 1996, approximately 107 holders of record of the Company's Common Stock. The following table sets forth certain information, as of November 30, 1996, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and officers as a group.

                                          AMOUNT AND NATURE OF              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  BENEFICIAL OWNERSHIP(1)          OF CLASS(2)
---------------------------------------  -----------------------          -----------
(i)   Certain Beneficial Owners:
      Corning Pharmaceutical
      Services Inc.....................         2,855,000(3)                 32.2
        210 Carnegie Center
        Princeton, New Jersey 08540
      Investment Partners of
      America, L.P.....................         1,316,668(4)                 17.9
        732 West Eighth Street
        Plainfield, New Jersey 07060
(ii)  Directors (which includes all
      nominees) and Named Executives:
      Donald W. Lohin...................           90,000(5)                  1.5
      Rex D. Bright.....................           65,000(6)                  1.1
      James J. Conklin, M.D.............          610,796(7)                  9.7
      Robert J. Phillips................           53,617(8)                   *
      Jeffrey H. Berg, Ph.D.............            2,750(9)                   *
      Charles C. Harwood, Jr. ..........              --                      --
      Jeffrey S. Hurwitz, Esq. .........              --                      --
      Harris Koffer, Pharm.D. ..........              --                      --
      James A. Taylor, Ph.D.............            3,611(10)                  *
(iii) All Directors and officers as a
      group (8 persons)..................         760,774(5)(7)(8)(9)(10)    11.8%

--------
 *  Less than 1%
(1) Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named.
(2) Applicable percentage of ownership is based on 6,018,550 shares of Common Stock outstanding, plus any Common Stock equivalents and presently exercisable stock options or warrants held by such holder, and options or warrants held by such holder which will become exercisable within 60 days after November 30, 1996.
(3) Includes 500,000 shares issuable upon exercise of the warrants to purchase Common Stock of the Company.
(4) Includes (i) 416,667 shares issuable upon conversion of the Series A Stock and (ii) an aggregate of 900,001 shares issuable upon the exercise of outstanding warrants. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--Transactions with IPA."
(5) Includes 90,000 shares issuable pursuant to presently exercisable stock options and stock options which will become exercisable within 60 days after November 30, 1996.
(6) Represents 65,000 shares issuable pursuant to presently exercisable stock options and stock options which will become exercisable within 60 days after November 30, 1996.

(7) Includes (i) 276,000 shares issuable pursuant to presently exercisable stock options and stock options which will become exercisable within 60 days after November 30, 1996 and (ii) 33,200 shares held by or on behalf of relatives as to which Dr. Conklin has voting power.
(8) Includes 53,617 shares issuable pursuant to presently exercisable stock options and stock options which will become exercisable within 60 days after November 30, 1996.
(9) Represents 2,750 shares issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after November 30, 1996.
(10) Represents 3,611 shares issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after November 30, 1996.

SERIES A STOCK

  There is, as of November 30, 1996, one holder of record of the Company's Series A Stock. The following table sets forth certain information, as of November 30, 1996, with respect to holdings of the Company's Series A Stock by
(i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Series A Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and officers as a group.

                                               AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)       BENEFICIAL OWNERSHIP(1) OF CLASS(2)
---------------------------------------       ----------------------- -----------
(i)   Certain Beneficial Owners:
      Investment Partners of America, L.P. ..         416,667             100
        732 West Eighth Street
        Plainfield, New Jersey 07060
(ii)  Directors (which includes all nominees)
      and Named Executives:
      Donald W. Lohin............................         --              --
      Rex D. Bright..............................         --              --
      James J. Conklin, M.D......................         --              --
      Jeffrey H. Berg, Ph.D. ....................         --              --
      Charles C. Harwood, Jr.....................         --              --
      Jeffrey S. Hurwitz, Esq....................         --              --
      Harris Koffer, Pharm.D.....................         --              --
      James A. Taylor, Ph.D......................         --              --
(iii) All Directors and officers as a group
      (8 persons).................................        --              --

--------
(1) Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the persons named.
(2) Applicable percentage is based on 416,667 shares of Series A Stock outstanding.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH IPA

  On December 8, 1995, the Company executed a purchase agreement (the "Purchase Agreement") pursuant to which IPA agreed to purchase and the Company agreed to issue and sell a minimum of 625,000 and a maximum of 1,250,000 units (each, a "Unit") at a purchase price of $1.20 per Unit, each Unit consisting of (i) one share of Series A Stock, convertible into Common Stock of the Company on a one share for one share basis; (ii) one five-year Class A Warrant (the "Class A Warrants") to purchase one share of the Company's Common Stock at an initial exercise price of $1.50 per share; and (iii) one five-year Class B Warrant (the "Class B Warrants") to purchase one share of the Company's Common Stock at an initial exercise price of $2.50 per share. Each of the Class A Warrants and Class B Warrants underlying the Units is exercisable for a period of five years from the issuance date. An initial closing was held with IPA on December 21, 1995, at which time 416,667 Units were sold, resulting in net proceeds to the Company of $433,333, after aggregate closing costs of approximately $66,667. The Company subsequently determined on June 26, 1996 that there would be no further issuances of Units under the Purchase Agreement and terminated such Purchase Agreement. In connection therewith, the Company issued to IPI Class C Warrants to purchase 66,667 shares of the Company's Common Stock at an exercise price of $1.05 per share and entered into a two-year consulting agreement (the "Consulting Agreement") with IPCM pursuant to which IPCM agreed to render to the Company product/market development and financial consulting services. Upon execution of the Consulting Agreement, the Company was required to pay IPCM a non-refundable amount of $30,000 and IPCM's legal fees of $8,333. Such Consulting Agreement is terminable at any time upon notice by the Company.

  Each of the Class A Warrants, Class B Warrants and Class C Warrants contain certain maintenance rights pursuant to which, subject to certain conditions, whenever the Company proposes to issue new securities, it must first offer to IPA the right to purchase, on the same terms as are offered to the other purchasers of the new securities, such number of new securities as are required to ensure that IPA's percentage ownership of the Company shall be the same after the proposed sale as it was prior to such sale. In addition, the Company granted registration rights, subject to certain conditions, with respect to each of the Class A Warrants, Class B Warrants and Class C Warrants, and the shares of Common Stock underlying such securities.

TRANSACTIONS WITH CORNING PHARMACEUTICAL SERVICES INC. AND AFFILIATES

  On August 26, 1994, the Company signed a Co-Marketing Agreement (the "Co-Marketing Agreement") with G.H. Besselaar Associates, now Corning Besselaar ("Besselaar"), a unit of Corning Incorporated and a direct subsidiary of Corning Pharmaceutical Services Inc. ("CPS"), which permitted Besselaar to exclusively co-market the Company's imaging laboratory services and Bio/ImageBase software product for computerized regulatory submission of medical imaging data. Under the Co-Marketing Agreement, the Company exclusively co-marketed the services of Besselaar to the Company's current and prospective clients. The Co-Marketing Agreement was terminated by the Company, according to the terms of the Agreement, as of December 31, 1995 because certain revenue targets were not achieved. CPS is a substantial stockholder of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  The Company, CPS and Dr. James Conklin, Chairman of the Board and Chief Scientific Officer of the Company, simultaneously entered into a Voting Agreement (the "Voting Agreement") pursuant to which the Company agreed to take actions necessary to nominate and cause the election of three designees of CPS (the "CPS Designees") to the Company's seven member Board of Directors (the "Board"). Dr. Conklin agreed to vote his shares of Common Stock in favor of the CPS Designees in a shareholder election of the Board. CPS agreed to vote its shares of Common Stock in favor of Dr. Conklin in a shareholder election of the Board. The obligation for each of Dr. Conklin and CPS to support the nomination for and vote their shares in favor of each other terminates on December 31, 1997.

  The Company and CPS also entered into a Registration Agreement in which the Company is obligated to use its best efforts to effect the registration under the Securities Act of 1933, as amended, of the shares of

Common Stock purchased by CPS and the shares of Common Stock underlying the CPS Warrants upon the receipt of notice from CPS that they have exercised certain demand or piggy-back registration rights.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

  James J. Conklin, Chairman of the Board and Chief Scientific Officer of the Company has personally guaranteed the Company's obligations with respect to the Company's lease for its principal executive offices.

  For transactions relating to the employment agreements by and between the Company and each of Messrs. Lohin and Bright and Dr. Conklin, see "-- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

               PROPOSED AMENDMENT TO THE 1991 STOCK OPTION PLAN

GENERAL

  The Plan was adopted by the Board of Directors on December 17, 1991 and approved by the Stockholders of the Company on June 9, 1992 for employees, officers, directors and consultants of the Company and its subsidiaries. The Plan was adopted to promote the growth and profitability of the Company by enabling it to furnish maximum incentive to those employees deemed capable of improving operations and increasing profits and encouraging such persons to accept or continue employment with the Company and its subsidiaries and become owners of shares of its Common Stock. Currently, there are 1,800,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan.

  The Plan is administered by the Board of Directors or the Compensation/ISO Committee (the "Committee") of the Board of Directors, which determines the nature of the options to be granted, the persons who are to receive options (each a "Grantee"), the number of shares to be subject to each option, the exercise price of the options and the vesting schedule of the options. The Plan provides for the granting of options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to key employees of the Company as well as NQSOs to non-employee directors and consultants who perform services for the Company or its subsidiaries. The exercise price of NQSOs and all ISOs granted under the Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of the grant. The exercise price must be paid in full in cash at the time an option is exercised, but, at the Committee's discretion, all or part of the exercise price may be paid with previously owned shares of Common Stock. No employee may be granted ISOs for shares having an aggregate fair market value greater than $100,000 in any calendar year. Options may be for a period of not more than ten years from the date of grant, provided, however that the term of an ISO granted to an employee who owns more that 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. An option is exercisable as determined by the Committee. The Plan will terminate on December 17, 2001 and no option may be granted thereafter. If a Grantee's employment terminates on account of disability or death, the Grantee or his estate, as the case may be, may exercise any outstanding option to the extent exercisable on the date of such disability or death, as the case may be, for one year following the termination. If termination is for any other reason, the Grantee's option expires 90 days from the date employment terminates. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

  In the event of the dissolution or liquidation of the Company, or upon a reorganization or merger in which the Company is not the surviving entity, or upon the sale of substantially all of the property of the Company, the Plan and the options issued thereunder will terminate, unless alternate provisions are made in the applicable transaction. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date regardless of vesting provisions.

  The Plan provides that, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make adjustments with respect to the shares that may be issued under the Plan or that are covered by outstanding options, or in the option price per share.

  The Plan may be amended or discontinued at any time by the Board of Directors without stockholder approval, but no amendment may be made without stockholder approval which would: (i) change the minimum option price; (ii) materially increase the benefits accruing to Grantees under the Plan; (iii) materially increase the total number of shares which may be subject to options under the Plan; or (iv) materially modify the requirements as to eligibility for participation under the Plan. No amendment will affect any option previously granted without the consent of the Grantee.

FEDERAL INCOME TAX ASPECTS

 (a) ISOs

  Some options to be issued under the Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section, the optionee will not be deemed to have received any income at the time an ISO is granted or exercised. However, the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price will generally be treated as an adjustment in computing alternative minimum taxable income for a non-corporate optionee and may subject such optionee to the alternative minimum tax in the year of exercise.

  If the optionee disposes of ISO shares later than two years after the date of grant and one year after the exercise of the ISO, and certain other requirements are met, the gain or loss, if any (i.e., the difference between the amount received for the shares and the exercise price), will be long-term capital gain or loss.

  If the optionee disposes of the shares acquired on exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a "disqualifying disposition," and the optionee will have income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be compensation income, and the balance, if any, will be either short-term capital gain, if the shares are disposed of within one year after the ISO is exercised, or long-term capital gain, if the shares are disposed of more than one year after the ISO is exercised.

  If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount included as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

  If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered as ISO stock with a zero basis.

  The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has compensation income as a result of a disqualifying disposition, the Company will generally have a corresponding deductible compensation expense in an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.

 (b) NQSOs

  Some options to be issued under the Plan will be designated as NQSOs which receive no special tax treatment, but are taxed pursuant to Section 83 of the Code. Under the provisions of that Section, if an option is granted to an employee in connection with the performance of services and has a "readily ascertainable fair market value" at the time of the grant, the employee will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, a NQSO generally has "readily ascertainable fair market value" only when the option is actively traded on an established market and when certain stringent Code requirements are met.

  If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at that time. Rather, the optionee realizes compensation income only when the option is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the option.

  If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

  Once a NQSO is subject to tax as compensation income, it is treated as an investment option or investment shares and becomes subject to the investment property rules. No gain or loss arises from the exercise of an option that was taxed at the time of grant. When the optionee disposes of the shares acquired pursuant to a NQSO, whether taxed at the time of grant or exercise, or some other terms, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares.

  Generally, the optionee's basis in the shares will be the exercise price plus the optionee's basis in the option. The optionee's basis in the option is equal to the sum of the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, optionees normally pay nothing for the grant of the option so the basis in the option will usually be the amount of compensation income realized at the time of grant or exercise. Thus, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised.

  If a NQSO is taxed at the time of grant and expires or lapses without being exercised, it is treated in the same manner as the lapse of an investment option. The lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option.

  If a NQSO is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

  The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee. The Company is only entitled to this deduction if the Company deducts and withholds upon the amount included in an employee's compensation.

  The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Plan.

PREVIOUSLY GRANTED OPTIONS

  As of November 30, 1996, the Company had granted options to purchase an aggregate of 1,723,700 shares of Common Stock (net of cancellations) under the Plan at an average exercise price of $1.36 per share. As of November 30, 1996, 1,049,025 options to purchase shares were vested and 64,200 options to purchase shares had been exercised under the Plan. The following table sets forth information as of November 30, 1996 concerning options granted under the Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                             OPTIONS GRANTED    WEIGHTED AVERAGE
                  NAME                    THROUGH NOV. 30, 1996  EXERCISE PRICE
                  ----                    --------------------- ----------------
Donald W. Lohin.........................         280,000             $0.70
Rex D. Bright...........................          65,000             $1.47
James J. Conklin, M.D. .................         296,000             $1.05
Robert J. Phillips......................          70,500             $1.08
Jeffrey H. Berg, Ph.D. .................           5,000             $1.25
Charles C. Harwood, Jr. ................             --                --
Jeffrey S. Hurwitz, Esq. ...............             --                --
Harris Koffer, Pharm.D. ................             --                --
James A. Taylor, Ph.D. .................           5,000             $1.13
All current executive officers as a
 group (five persons)...................         846,500             $1.00
All current Directors who are not
 executive officers as a group
 (five persons).........................          10,000             $1.19
All Employees, including all current
 officers who are not executive officers
 as a group (20 persons)................         448,500             $1.11

  As of November 30, 1996, the market value of the Common Stock underlying the Plan was $1.50 per share.

PROPOSED AMENDMENT

  Stockholders are being asked to consider and vote upon a proposed amendment to the Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 1,800,000 to 2,400,000 shares (the "Amendment").

  The Board of Directors believes that providing key employees with an opportunity to invest in the Company will give them additional incentives to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available personnel. The proposed Amendment to the Plan will enable additional employees of the Company to participate in the Plan as well as provide further incentives to current participants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has, subject to stockholder approval, retained Goldstein, Golub, Kessler & Company, P.C. as independent auditors of the Company for the fiscal year ending September 30, 1997. Goldstein, Golub, Kessler & Company, P.C. also served as independent auditors of the Company for Fiscal 1996. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GOLDSTEIN, GOLUB, KESSLER & COMPANY, P.C. AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

  One or more representatives of Goldstein, Golub, Kessler & Company, P.C. is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                            STOCKHOLDERS' PROPOSALS

  Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by September 1, 1997.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

  In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

  Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

  BIO-IMAGING TECHNOLOGIES, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE YEAR ENDED SEPTEMBER 30, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON DECEMBER 20, 1996, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

  PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          Robert J. Phillips,
                                          Assistant Secretary

West Trenton, New Jersey
December 30, 1996

--------------------------------------------------------------------------------

                         BIO-IMAGING TECHNOLOGIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby constitutes and appoints James J. Conklin, M.D. and Robert J. Phillips, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Bio-Imaging Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania at 9:00 A.M., local time, on Friday, January 31, 1997, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  Indicate your vote by marking an (X) in the appropriate boxes below.
1. ELECTION OF DIRECTORS   [_] VOTE FOR all nominees  [_] VOTE WITHHELD from
                                                          all nominees

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

   Nominees: James J. Conklin, M.D., Donald W. Lohin, Jeffrey H. Berg, Ph.D.,
             Charles C. Harwood, Jr., Jeffrey S. Hurwitz, Esq., Harris Koffer, Pharm.D., and James A. Taylor, Ph.D.

2. Approval of Proposal to amend the Company's 1991 Stock Option Plan, as amended, to increase the number of shares of common stock reserved for issuance upon the exercise of options granted under such plan from 1,800,000 to 2,400,000 shares.
                    [_] FOR    [_] AGAINST     [_] ABSTAIN

3. Approval of proposal to ratify the appointment of Goldstein, Golub, Kessler & Company, P.C. as the Independent Auditors of the Company for the fiscal year ending September 30, 1997.
                    [_] FOR    [_] AGAINST     [_] ABSTAIN

4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.
                    [_] FOR    [_] AGAINST     [_] ABSTAIN

                        (TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          (CONTINUED FROM OTHER SIDE)

  I WILL [_]  WILL NOT [_] ATTEND THE MEETING.

                                             Date: ____________________________

                                             __________________________________
                                             Signature of Stockholder

                                             __________________________________
                                             Signature(s) of Joint Owner(s)

                                             This proxy must be signed exactly
                                             as the name appears hereon. When
                                             shares are held by joint tenants,
                                             both should sign. If the signer
                                             is a corporation, please sign
                                             full corporate name by duly
                                             authorized officer, giving full
                                             title as such. If a partnership,
                                             please sign in partnership name
                                             by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------